UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

MICREL, INCORPORATED
(Exact name of Registrant as specified in its charter)

California	94-2526744
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2180 Fortune Drive, San Jose, CA       95131
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (408) 944-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2015, Micrel, Incorporated (the “Company”) and Bank of the West agreed to an extension of the expiration date, from April 30, 2015 to July 31, 2015, of the Credit Agreement dated as of May 7, 2009, as amended on April 11, 2011 and April 19, 2013, by and between the Company and Bank of the West providing for a $5.0 million line of credit (the “Credit Agreement”).

No other changes were made to the terms of the Credit Agreement. The extension to the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) The following items are filed as exhibits to this report:

10.1	Extension to Credit Agreement, dated as of April 30, 2015, by and between Bank of the West and Micrel, Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICREL, INCORPORATED
(the Registrant)

By:	/s/ ROBERT E. DEBARR
Robert E. DeBarr
Chief Financial Officer and Vice President of Finance and Human Resources
(Principal Financial and Accounting Officer)

Dated: May 6, 2015

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Extension to Credit Agreement, dated as of April 30, 2015, by and between Bank of the West and Micrel, Incorporated.

4